Consents of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 48 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated January 20, 1998, relating to the financial statements and financial highlights of J.P. Morgan Institutional Prime Money Market Fund and J.P. Morgan Institutional Service Prime Money Market Fund and the financial statements and supplementary data of The Prime Money Market Portfolio appearing in the November 30, 1997 Annual Reports, which are also incorporated by reference into the Registration Statement.

     We hereby consent to the incorporation by reference in the Prospectus and State- ment of Additional Information constituting parts of the Registration Statement of our reports dated December 17, 1997, relating to the financial statements and financial highlights of J.P. Morgan Institutional Treasury Money Market Fund (formerly The JPM Institutional Treasury Money Market Fund), J.P. Morgan Institutional Service Treasury Money Market Fund (formerly The JPM Institutional Service Treasury Money Market Fund ) and J.P. Morgan Institutional Federal Money Market Fund (formerly The JPM Institutional Federal Money Market
Fund) and the financial statements and supplementary data of The Treasury Money Market Port- folio and The Federal Money Market Portfolio appearing in the October 31, 1997 Annual Reports, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our reports dated October 23, 1997, relating to the financial statements and financial highlights of J.P. Morgan Institutional Tax Exempt Money Market Fund (formerly The JPM Institutional Tax Exempt Money Market Fund) and the financial statements and supplementary data of The Tax Exempt Money Market Portfolio appearing in the August 31, 1997 Annual Report, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Independent Accoun-tants" and "Financial Statements" in the Statement of Additional Information.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
January 29, 1998